FOR IMMEDIATE RELEASE Investor Relations Contact: Dominic C. Canuso (302) 571-6833 June 10, 2021 dcanuso@wsfsbank.com Media Contact: Rebecca Acevedo (215) 253-5566 racevedo@wsfsbank.com WSFS and BMTC Receive Stockholder Approval to Combine WILMINGTON, Del. and BRYN MAWR, Pa. — WSFS Financial Corporation (NASDAQ: WSFS) and Bryn Mawr Bank Corporation (NASDAQ: BMTC), jointly announced today that their respective stockholders approved the previously announced merger of BMTC into WSFS at a special meeting of stockholders for each company. “Stockholder approval from both companies is another milestone in our combination that will make WSFS one of the only banks headquartered in the region with local market knowledge, local decision- making, a balance sheet to compete with the larger banks, and a full-service product suite, including a premier wealth business,” said Rodger Levenson, WSFS’ Chairman, President and CEO. Subject to required regulatory approvals and the satisfaction of other conditions, the parties expect to close the merger in the fourth quarter of 2021. The projected system conversion and Bank rebranding is scheduled to occur in January 2022. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally managed bank and trust company headquartered in Delaware and the Greater Philadelphia region. As of March 31, 2021, WSFS Financial Corporation had $14.7 billion in assets on its balance sheet and $24.7 billion in assets under management and administration. WSFS operates from 111 offices, 88 of which are banking offices, located in Pennsylvania (51), Delaware (42), New Jersey (16), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Cash Connect®, Cypress Capital Management, LLC (Cypress), Christiana Trust Company of Delaware®, NewLane Finance®, Powdermill® Financial Solutions, West Capital Management®, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com. About Bryn Mawr Bank Corporation Bryn Mawr Bank Corporation (NASDAQ: BMTC), including its principal subsidiary, The Bryn Mawr Trust Company (BMT), was founded in 1889 and is headquartered in Bryn Mawr, Pa. BMT is a locally managed, premier financial services company providing retail and commercial banking; trust administration and wealth management; and insurance and risk management solutions. Bryn Mawr Bank Corporation has $4.9 billion in corporate assets and $20 billion in wealth assets under management, administration, supervision, and brokerage (as of 3/31/21). Exhibit 99.1

Today, the company operates 39 banking locations, seven (7) wealth management offices and two (2) insurance and risk management locations in the following counties: Montgomery, Chester, Delaware, Philadelphia, and Dauphin Counties in Pennsylvania; New Castle County in Delaware; and Mercer and Camden Counties in New Jersey. For more information, please visit bmt.com. Forward-Looking Statements This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS and BMTC expect their proposed merger to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s and BMTC’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and BMTC expect to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and BMTC) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS’s share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or BMTC; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and BMTC will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or BMTC have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on WSFS, BMTC and the proposed transaction; and other factors, many of which are beyond the control of WSFS and BMTC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2020, BMTC’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS’s and BMTC’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and BMTC with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, BMTC or their respective businesses or operations. We caution readers not to place undue reliance on any such forward- looking statements, which speak only as of the date on which they are made. Neither WSFS nor BMTC undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law. ###